Exhibit 4.1

Omnicare, Inc.
3.25% Convertible Senior Exchange Debentures due 2035

INDENTURE
Dated as of November 5, 2014
Omnicare Purchasing Company, L.P.
as GUARANTOR
U.S. Bank National Association
as TRUSTEE

TABLE OF CONTENTS
Page
ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE    1
Section 1.1    Definitions    1
Section 1.2    Other Definitions    5
Section 1.3    [Reserved]    6
Section 1.4    Rules of Construction    6
Section 1.5    Acts of Holders    6
ARTICLE II. THE SECURITIES    7
Section 2.1    Form and Dating    7
Section 2.2    Execution and Authentication    8
Section 2.3    Registrar, Paying Agent and Conversion Agent    8
Section 2.4    Paying Agent to Hold Money and Securities in Trust    9
Section 2.5    Securityholder Lists    9
Section 2.6    Transfer and Exchange    9
Section 2.7    Replacement Securities    10
Section 2.8    Outstanding Securities; Determinations of Holders’ Action    11
Section 2.9    Temporary Securities    11
Section 2.10    Cancellation    12
Section 2.11    Persons Deemed Owners    12
Section 2.12    Global Securities    12
Section 2.13    CUSIP Numbers    15
Section 2.14    Contingent Interest    16
Section 2.15    Tax Treatment of Securities    16
Section 2.16    Upward Interest Rate Reset    16
ARTICLE III. REDEMPTION AND PURCHASES    18
Section 3.1    Company’s Right to Redeem; Notices to Trustee    18
Section 3.2    Selection of Securities to Be Redeemed    18
Section 3.3    Notice of Redemption    18
Section 3.4    Effect of Notice of Redemption    19
Section 3.5    Deposit of Redemption Price    19
Section 3.6    Securities Redeemed in Part    19
Section 3.7    Purchase of Securities at Option of the Holder    19
Section 3.8    Effect of Optional Purchase Notice; Withdrawal    21
Section 3.9    Deposit of Optional Purchase Price    22
Section 3.10    Purchase of Securities at Option of the Holder upon Fundamental Change    23
Section 3.11    Effect of Fundamental Change Purchase Notice; Withdrawal    26
Section 3.12    Deposit of Fundamental Change Purchase Price    27
Section 3.13    Securities Purchased in Part    27
Section 3.14    Covenant to Comply With Securities Laws Upon Purchase of Securities    27
Section 3.15    Repayment to the Company    27
ARTICLE IV. COVENANTS    28
Section 4.1    Payment of Securities    28
Section 4.2    SEC and Other Reports    28

Section 4.3    Compliance Certificate    28
Section 4.4    Further Instruments and Acts    28
Section 4.5    Maintenance of Office or Agency    28
Section 4.6    Treatment of Securities    29
ARTICLE V. SUCCESSOR CORPORATION    29
Section 5.1    When Company May Merge or Transfer Assets    29
ARTICLE VI. DEFAULTS AND REMEDIES    29
Section 6.1    Events of Default    29
Section 6.2    Acceleration    31
Section 6.3    Other Remedies    31
Section 6.4    Waiver of Past Defaults    32
Section 6.5    Control by Majority    32
Section 6.6    Limitation on Suits    32
Section 6.7    Rights of Holders to Receive Payment    32
Section 6.8    Collection Suit by Trustee    33
Section 6.9    Trustee May File Proofs of Claim    33
Section 6.10    Priorities    33
Section 6.11    Undertaking for Costs    34
Section 6.12    Waiver of Stay, Extension or Usury Laws    34
ARTICLE VII. TRUSTEE    34
Section 7.1    Duties of Trustee    34
Section 7.2    Rights of Trustee    35
Section 7.3    Individual Rights of Trustee    36
Section 7.4    Trustee’s Disclaimer    36
Section 7.5    Notice of Defaults    36
Section 7.6    Reports by Trustee to Holders    37
Section 7.7    Compensation and Indemnity    37
Section 7.8    Replacement of Trustee    38
Section 7.9    Successor Trustee by Merger    38
Section 7.10    Eligibility; Disqualification    38
Section 7.11    Preferential Collection of Claims Against Company    38
Section 7.12    Force Majeure    38
ARTICLE VIII. AMENDMENTS    39
Section 8.1    Without Consent of Holders    39
Section 8.2    With Consent of Holders    39
Section 8.3    [Reserved]    41
Section 8.4    Revocation and Effect of Consents, Waivers and Actions    41
Section 8.5    Notation on or Exchange of Securities    41
Section 8.6    Trustee to Sign Supplemental Indentures    41
Section 8.7    Effect of Supplemental Indentures    41
ARTICLE IX. CONVERSIONS    41
Section 9.1    Conversion Privilege    41
Section 9.2    Conversion Procedure; Settlement Upon Conversion; Fractional Shares    43
Section 9.3    Adjustment of Conversion Rate    45

Section 9.4    Consolidation or Merger of the Company    55
Section 9.5    Notice of Adjustment    56
Section 9.6    Notice in Certain Events    57
Section 9.7    Company To Reserve Stock: Registration; Listing    57
Section 9.8    Taxes on Conversion    58
Section 9.9    Conversion After Record Date    58
Section 9.10    Company Determination Final    58
Section 9.11    Responsibility of Trustee for Conversion Provisions    58
Section 9.12    Conversion After a Public Acquirer Change of Control    59
ARTICLE X. GUARANTEE    59
Section 10.1    Guarantee    59
Section 10.2    Subordination    60
Section 10.3    Guarantor May Consolidate, etc., on Certain Terms    60
Section 10.4    Releases    61
ARTICLE XI. SATISFACTION AND DISCHARGE OF INDENTURE    61
Section 11.1    Satisfaction and Discharge of Indenture    61
Section 11.2    Application of Trust Money    62
Section 11.3    Repayment to Company    62
Section 11.4    Reinstatement    62
ARTICLE XII. MISCELLANEOUS    63
Section 12.1    Trust Indenture Act Controls    63
Section 12.2    Notices    63
Section 12.3    Communication by Holders with Other Holders    64
Section 12.4    Certificate and Opinion as to Conditions Precedent    64
Section 12.5    Statements Required in Certificate or Opinion    64
Section 12.6    Separability Clause    64
Section 12.7    Rules by Trustee, Paying Agent, Conversion Agent and Registrar    64
Section 12.8    Legal Holidays    64
Section 12.9    Governing Law    64
Section 12.10    No Recourse Against Others    65
Section 12.11    Successors    65
Section 12.12    Multiple Originals    65
Section 12.13    Effect of Headings and Table of Contents    65
EXHIBIT A Form of Global Security
EXHIBIT B Form of Certificated Security

INDENTURE dated as of November 5, 2014 between OMNICARE, INC., a Delaware corporation (the “Company”), OMNICARE PURCHASING COMPANY, L.P. (the “Guarantor”) and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”).
RECITALS OF THE COMPANY
The Company has duly authorized the creation of an issue of 3.25% Convertible Senior Exchange Debentures due 2035 (the “Securities”) having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.
All things necessary to make the Securities, when the Securities are duly executed by the Company and are authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done. In addition, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of Common Stock issuable upon such conversion, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1    Definitions.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.
“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.
“Board Resolution” means a resolution of the Board of Directors.
“Business Day” means, with respect to any Security, a day other than a Saturday, a Sunday, or a day that in The City of New York, is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity issued by that corporation, but excluding any debt securities convertible into such equity.
“Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit B.
“Closing Sale Price” of any share of the Company’s Common Stock on any Trading Date means the closing sale price of the Common Stock (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Company’s Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Group Inc. In the absence of such a quotation, the closing sale price as determined by a nationally recognized securities dealer retained by the Company for that purpose. The closing sale price will be determined without reference to extended or after hours trading.
“Common Stock” shall mean the Common Stock, $1.00 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.
“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers.
“Conversion Price” means, as of any date, $1,000 divided by the Conversion Rate as of such date, initially $77.88 per share of Common Stock.
“Conversion Rate” means initially 12.8395 shares per $1,000 principal amount of Securities, subject to adjustment as set forth herein.
“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 1349 West Peachtree Street NW, Suite 1050, Atlanta, GA 30309, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).
“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of September 28, 2012, by and among Omnicare, Inc., the lenders parties thereto, SunTrust Bank, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Barclays Bank PLC, Goldman Sachs Bank USA and Bank of America, N.A., as Co-Documentation Agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including, without limitation, as to principal amount), modified, renewed, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Default” means an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.
“Depositary” means DTC, or any successor thereto, and any such nominee hereinafter referred to as the Depositary.
“DTC” means The Depository Trust Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof.
“Guarantor” means the party named as the “Guarantor” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
“Holder” or “Securityholder” means a Person in whose name a Security is registered on the Registrar’s books.
“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
“Interest Payment Date” means each June 15 and December 15 of each year, commencing December 15, 2014.
“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.
“Majority Owned” means having “beneficial ownership” (as defined in Rule 13(d)(3) under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s Capital Stock that are entitled to vote generally in the election of directors. “Majority Owner” has the correlative meaning.
“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Controller, or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.
“Officers’ Certificate” means a written certificate containing the information specified in Sections 12.4 and 12.5, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 4.3 shall be signed by the principal executive officer, principal financial officer or principal accounting officer of the Company but need not contain the information specified in Sections 12.4 and 12.5.
“Opinion of Counsel” means a written opinion containing the information specified in Sections 12.4 and 12.5, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof. The term “Person” includes any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) under the Exchange Act.
“Public Acquirer Common Stock” has the meaning assigned to it in the definition of Public Acquirer Change of Control.
“Public Acquirer Change of Control” means any event constituting a Non-Stock Change of Control in which the acquirer has a class of common stock traded on any U.S. national securities exchange or which will be so traded when issued or exchanged in connection with such Non-Stock Change of Control (the “Public Acquirer Common Stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly is the Majority Owner of the acquirer has a class of common stock satisfying the foregoing requirement; in such case, all references to Public Acquirer Common Stock shall refer to such class of common stock.
“Redemption Date” or “redemption date” shall mean the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.
“Redemption Price” or “redemption price” shall have the meaning set forth in Section 5 of the Securities.
“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee or any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“SEC” means the Securities and Exchange Commission.
“Securities” has the meaning set forth in the Recitals.
“Securities Act” means the Securities Act of 1933, as amended.
“Securityholder” or “Holder” means a Person in whose name a Security is registered on the Registrar’s books.
“Significant Subsidiary” shall have the meaning ascribed to such term in Rule 1-02(w) of Regulation S-X.
“Stated Maturity,” when used with respect to any Security, means December 15, 2035.
“Subsidiary” means any Person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.
“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day during which (i) trading in the Company’s Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for the Common Stock is provided on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.
“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
“Vice President,” when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
Section 1.2    Other Definitions.

Term:	Section in which the term is defined:
“Additional Common Stock”	9.3(h)
“Agent Members”	2.12(b)
“Cash Settlement Averaging Period”	9.2(e)
“Contingent Interest”	2.14
“Contingent Payment Regulations”	2.15
“Conversion Agent”	2.3
“Current Market Price”	9.3(g)
“Daily Conversion Value”	9.2(e)
“Daily Settlement Amount”	9.2(e)
“dividend threshold amount”	9.3(e)
“Effective Date”	9.3(h)
“Event of Default”	6.1
“ex-dividend date”	9.1
“Expiration Time”	9.3(f)
“Fair Market Value”	9.3(g)
“Fundamental Change”	3.10(a)
“Fundamental Change Purchase Date”	3.10(a)
“Fundamental Change Purchase Offer”	3.10(c)
“Fundamental Change Purchase Price”	3.10(a)

Term:	Section in which the term is defined:
“Guarantor”	10.1
“Indicative Reference Rate”	2.16
“Initial Reset Rate”	2.16
“Legal Holiday”	12.8
“Market Disruption Event”	9.2(c)
“Measuring Price”	2.16
“Non-Stock Change of Control”	9.3(h)
“Optional Purchase Date”	3.7(a)
“Optional Purchase Notice”	3.7(c)
“Optional Purchase Price”	3.7(a)
“Paying Agent”	2.3
“Purchased Shares”	9.3(f)
“Record Date”	9.3(g)
“Redemption Notice”	3.3
“Reference Period”	9.3(d)
“Registrar”	2.3
“Reset Rate”	2.16
“Reset Rate Condition”	2.16
“Settlement Amount”	9.2(e)
“Spin Off”	9.3(d)
“Spin-Off Valuation Period”	9.3(d)
“Stock Price”	9.3(h)
“Trading Price”	9.1
“Trading Price Condition”	9.1
“Trigger Event”	9.3(d)
Section 1.3    [Reserved].
Section 1.4    Rules of Construction. Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;
(3)    “or” is not exclusive;
(4)    “including” means including, without limitation; and
(5)    words in the singular include the plural, and words in the plural include the singular.

Section 1.5    Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 12.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)    The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
(e)    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
ARTICLE II.
THE SECURITIES
Section 2.1    Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.
(a)    Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.
Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.
(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to Global Securities deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall be substantially in the form of Exhibit A attached hereto.
(c)    Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit B attached hereto.
Section 2.2    Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.
Securities bearing the manual or facsimile signatures of individuals who were, at the time of the execution of the Securities, Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of $241,467,000 upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 12.4 and Section 12.5 hereof). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence except as provided in Sections 2.7 and 2.14.
The Securities shall be issued only in registered form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.3    Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.5.
The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.
The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.
Section 2.4    Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to 12:00 noon, New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.
Section 2.5    Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on June 1 and December 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
Section 2.6    Transfer and Exchange.
(a)    Subject to Section 2.12, upon surrender for registration or transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.
Subject to Section 2.12, at the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption in whole or in part (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Fundamental Change Purchase Notice, as defined herein, has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or to issue any Securities, register the transfer of, or exchange any Securities for a period of 15 days before the Redemption Date.
(b)    Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, (i) transfers of beneficial interests in a Global Security, in whole or in part, may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) in accordance with Applicable Procedures, (ii) ownership of a beneficial interest in the Security shall be required to be reflected in book entry and (iii) transfers of Global Securities or beneficial interests in Global Securities shall be made only in accordance with Section 2.12 and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
(c)    Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.
(d)    Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
(e)    No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.
Section 2.7    Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.
Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 2.8    Outstanding Securities; Determinations of Holders’ Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and VIII hereof).
If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following an Optional Purchase Date or a Fundamental Change Purchase Date, as defined herein, or on Stated Maturity, money sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Optional Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, including Contingent Interest, if any, on such Securities shall cease to accrue whether or not such Securities are delivered to the Paying Agent; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

If a Security is converted in accordance with Article IX, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest, including Contingent Interest, if any, shall cease to accrue on such Security.
Section 2.9    Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.
If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
Section 2.10    Cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article IX. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.
Section 2.11    Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Optional Purchase Price or Fundamental Change Purchase Price, as defined herein, in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.12    Global Securities.
(a)    Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and Section 2.12(a)(i), (B) transfers or exchanges of a beneficial interest in a Global Security for an interest in the same or another Global Security shall comply with Section 2.6 and Section 2.12(a)(ii) below, (C) transfers or exchanges of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.6, Section 2.12(a)(iii) below and Section 2.12(e)(1) below, and (D) transfers or exchanges of a Certificated Security shall comply with Section 2.6 and Sections 2.12(a)(iv) and (a)(v) below.
(i)    Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Certificated Security that is issued in exchange for a Global Security. No transfer of a Global Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12.
(ii)    Transfer or Exchange of a Beneficial Interest in a Global Security for a Beneficial Interest in the Same or Another Global Security.
(x) A beneficial interest in a Global Security may not be transferred or exchanged for a beneficial interest in another Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request to transfer or exchange of a beneficial interest in a Global Security in accordance with Applicable Procedures for a beneficial interest in another Global Security, together with:
(A) written instructions to the Trustee to make, or direct the Registrar to make, in the case of a transfer or exchange of a beneficial interest in a Global Security for a beneficial interest in another Global Security, an adjustment on its books and records with respect to such Global Securities to reflect a decrease and increase in the aggregate principal amount of the Securities represented by such Global Securities, such instructions to contain information regarding the Depositary accounts to be credited with such decrease and increase; and
(B) if the Company or the Trustee so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee, (1) shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the appropriate Global Security to be decreased by the aggregate principal amount that the other Global Security is increased and (2) in accordance with the standing instructions and procedures existing between the Depositary and the Registrar and Applicable Procedures, shall debit and credit or cause to be debited or credited, as appropriate, to the accounts of the persons specified in such instructions a beneficial interest in the Global Security or Global Securities, as appropriate, equal to the amount of the beneficial interests so transferred or exchanged.
(y) Beneficial interests in a Global Security may be transferred to Persons who take delivery in the same Global Security in accordance with the Applicable Procedures. No written orders or instructions shall be required to be delivered to the Registrar or the Trustee to effect the transactions described in this Section 2.12(a)(ii)(y).
(iii)    Transfer or Exchange of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below and in Section 2.12(b)(1) below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.
(iv)    Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:
(y) to register the transfer of such Certificated Securities; or
(z) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
(v)    Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.
Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.
(b)    The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:
(1)    Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) the Company elects to discontinue use of the system of book entry transfer through DTC (or any successor Depositary). Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
(2)    Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
(3)    Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.
(4)    In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
(5)    Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.
(c)    By its acceptance of any Security bearing the Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture.
Section 2.13    CUSIP Numbers. The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.
Section 2.14    Contingent Interest. Beginning with the six-month interest period commencing December 15, 2015, the Company will pay contingent interest during any six-month interest period to the Holders of the Securities if the Trading Price of the Securities for each of the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Securities (such interest is referred to as “Contingent Interest”).
During any six-month period when Contingent Interest shall be payable, the Contingent Interest payable per $1,000 principal amount of the Securities will equal 0.25% of the average Trading Price of $1,000 principal amount of Securities during the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period.
For purposes of determining the Trading Price for the contingent interest provisions, if the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer or in the Company’s reasonable judgment the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of the Securities will be determined by a nationally recognized securities dealer retained by the Company for that purpose.
The Company will notify Holders prior to the beginning of any six-month interest period that they will be entitled to receive Contingent Interest during such six-month interest period.
Section 2.15    Tax Treatment of Securities. The Company agrees, and by purchasing a beneficial ownership interest in the Securities each Holder, and any Person (including an entity) that acquires a direct or indirect beneficial interest in the Securities, will be deemed to have agreed (i) for United States federal income tax purposes, to treat the Securities as indebtedness of the Company that is subject to United States Treasury Regulations Section 1.1275-4 (the “Contingent Payment Regulations”), (ii) for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock and cash beneficially received by a beneficial holder upon any conversion of the Securities as a contingent payment, (iii) to be bound by the Company’s determination that the Securities are contingent payment debt instruments subject to the “noncontingent bond method” of accruing original issue discount within the meaning of the Contingent Payment Regulations with respect to the Securities, (iv) to accrue original issue discount at the comparable yield as determined by the Company and (v) to be bound by the Company’s projected payment schedule with respect to the Securities. The parties hereto acknowledge that the comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes; and that the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Securities. For purposes of the foregoing, the Company’s determination of the “comparable yield” is 7.625% per annum, compounded semi-annually. A Holder of Securities may obtain the amount of original issue discount, issue date, comparable yield and projected payment schedule by submitting a written request to the Company (to the attention of the Chief Financial Officer) at the address set forth in Section 13.2 hereof.
Section 2.16    Upward Interest Rate Reset. Unless the Company shall have issued a notice of redemption to redeem all outstanding Securities on or prior to January 15, 2021, then beginning on January 15, 2021, the interest rate on the Securities will increase to the Reset Rate if the Reset Rate Condition is satisfied. The Initial Reset Rate will remain in effect until the Trading Price of the Securities for each of the five trading days ending on the second trading day immediately preceding the first day of any interest period (the “Measuring Price”) equals or exceeds 115% of the principal amount of the Securities, upon which the Initial Reset Rate will be reduced by 1% per annum beginning on the first day of such interest period. Thereafter, the Initial Reset Rate, as reduced from time to time (the “Reset Rate”) will continue to be reduced by an additional 1% per annum beginning on the first day of any interest period if the Measuring Price for such interest period equals or exceeds 115% of the principal amount of the Securities, provided that the Reset Rate will never be less than 3.25% per annum. If any required reduction in the Reset Rate would otherwise result in the Reset Rate being less than 3.25% per annum, then the Reset Rate will be reduced by such lesser amount as will result in the Reset Rate being equal to 3.25% per annum. Under no circumstances will the Reset Rate be increased after the Initial Reset Rate is established or after the Reset Rate in effect at any time is reduced as described above. The interest rate adjustments provided for in this section will not affect the Company’s obligation to pay Contingent Interest in accordance with Section 2.14 of this Indenture.
The “Initial Reset Rate” will equal the rate, determined as of the fifth business day prior to January 15, 2021, that would, in the sole judgment of the reset rate agent, cause the Securities to have a hypothetical trading price as of such date of 101% of the principal amount thereof. In no event, however, will the Reset Rate (including without limitation the Initial Reset Rate) be more than 1.99 times the rate of 3.25% per annum.
The “Reset Rate Condition” will be satisfied if, in the sole judgment of the reset rate agent determined on the fifth business day prior to January 15, 2021, the hypothetical trading price of the Securities assuming such Securities had no provision for repurchase by the Company at the option of the Holder, would as of such date be less than the principal amount of the convertible debentures.
For purposes of determining Trading Price in this Section 2.16, in connection with determining the duration of, and any decreases in, Reset Rate interest, if the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer or in the Company’s reasonable judgment the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per $1,000 principal amount of the Securities will be determined by a nationally recognized securities dealer retained by the Company for that purpose.

The Company will appoint a reset rate agent. If the reset rate agent determines that the Reset Rate Condition has been satisfied, the reset rate agent will determine a rate that it believes should be the Initial Reset Rate and will also seek an indicative reference rate from a nationally-recognized investment bank (the “Indicative Reference Rate”). If the Indicative Reference Rate is within 10% of the rate determined by the reset rate agent, then the rate determined by the reset rate agent will be used. If the Indicative Reference Rate differs from the rate determined by the reset rate agent by more than 10%, then the reset rate agent will select a second nationally-recognized investment bank, and such investment bank will choose either the rate determined by the reset rate agent or the Indicative Reference Rate as the rate to be used as the Initial Reset Rate. The determination with respect to whether the Reset Rate Condition has been satisfied and, if so, the Initial Reset Rate will be conclusive and binding upon the reset rate agent, the Company, the Trustee and the Holders of the Securities, in the absence of manifest error. The Company may remove the reset rate agent and appoint a successor reset rate agent at any time.
As promptly as practicable after it has been determined that the Reset Rate Condition has been satisfied, the Company will notify holders of such determination and the amount of the Initial Reset Rate.
ARTICLE III.
REDEMPTION AND PURCHASES
Section 3.1    Company’s Right to Redeem; Notices to Trustee. Prior to January 15, 2018, the Securities will not be redeemable at the Company’s option. Beginning on January 15, 2018, the Company, at its option, may redeem the Securities, subject to and in accordance with the terms and conditions of Section 5 of the Securities, for cash, as a whole or in part, at a redemption price equal to the principal amount of those Securities. In addition, the Company will pay any accrued and unpaid interest, including Contingent Interest, if any, on those Securities (including Securities which are converted into Common Stock under the circumstances specified in Section 9.9) to but not including the Redemption Date. If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.
The Company shall give the notice to the Trustee of its intention to exercise its right to redeem the Securities as provided for in this Section 3.1 by a Company Order at least ten Business Days prior to the day the Redemption Notice is to be mailed.
Section 3.2    Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 3.1 from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Securities and portions of Securities that the Trustee selects shall be in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.
Securities and portions of Securities that are to be redeemed are convertible by the Holder until the close of business on the second Business Day prior to the Redemption Date unless the Company fails to pay the Redemption Price on the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.
Section 3.3    Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (the “Redemption Notice”) by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.
The notice shall identify the Securities to be redeemed and shall state:
(1)    the Redemption Date;
(2)    the Redemption Price;
(3)    the Conversion Rate on the date of such notice;
(4)    the name and address of the Paying Agent and Conversion Agent;
(5)    that Securities called for redemption may be converted at any time before the close of business on the second Business Day prior to the Redemption Date;
(6)    that Holders who wish to convert their Securities must satisfy the requirements set forth in Section 8 of the Securities;
(7)    that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
(8)    if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;
(9)    that, unless the Company defaults in making payment of such Redemption Price, interest on Securities called for redemption will cease to accrue interest on and after the Redemption Date;
(10)    the CUSIP number(s) of the Securities; and
(11)    any other information the Company wants to present.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee agrees to a shorter period), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.4    Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this

Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.
Section 3.5    Deposit of Redemption Price. Prior to 12:00 noon, New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the applicable Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article IX. If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.
Section 3.6    Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.
Section 3.7    Purchase of Securities at Option of the Holder.
(a)    On January 15, 2021, each Holder of Securities not previously purchased or redeemed by the Company shall have the right, at such Holder’s option, to require the Company to redeem all of such Holder’s Securities for cash or any portion thereof in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, at a purchase price equal to 100% of the principal amount of the Securities being purchased, plus accrued and unpaid interest (including Contingent Interest, if any) (the “Optional Purchase Price”), as of January 15, 2021 (the “Optional Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.7(c). The interest (including Contingent Interest, if any) will be paid on the Optional Purchase Date to the Holder of record on the Record Date.
(b)    No later than twenty Business Days prior to the Optional Purchase Date, the Company shall mail a written notice of the Optional Purchase Date by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Optional Change Purchase Notice to be completed by the Holder and shall state:
(1)    the date by which the Optional Purchase Notice, as defined herein, pursuant to this Section 3.7 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;
(2)    the Optional Purchase Date;
(3)    the Optional Purchase Price;
(4)    the name and address of the Paying Agent and the Conversion Agent;
(5)    the Conversion Rate on the date of such notice and any adjustments thereto;

(6)    that the Securities as to which an Optional Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article IX hereof only if the Optional Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
(7)    that the Securities must be surrendered to the Paying Agent to collect payment;
(8)    that the Optional Purchase Price for any Security as to which an Optional Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Optional Purchase Date and the time of surrender of such Security as described in clause (7) above;
(9)    briefly, the procedures the Holder must follow to exercise rights under this Section 3.7;
(10)    briefly, the conversion rights of the Securities;
(11)    the procedures for withdrawing an Optional Purchase Notice;
(12)    that, unless the Company defaults in making payment of such Optional Purchase Price, interest, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Optional Purchase Date;
(13)    the CUSIP number(s) of the Securities; and
(14)    any other information the Company wants to present.
(c)    A Holder may exercise its rights specified in Section 3.7(a) upon delivery of a written notice of purchase (an “Optional Purchase Notice”) to the Paying Agent at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the Optional Purchase Date, to 5:00 p.m., New York City time, on the Optional Purchase Date, specifying:
(1)    the certificate number of the Security, if certificated, which the Holder will deliver to be purchased;
(2)    the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $2,000 or an integral multiple of $1,000 in excess thereof; and
(3)    that such Security shall be purchased pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture;
provided, however, that if the Securities are not certificated, the notice must comply with the appropriate Depositary procedures.
The delivery of such Security to the Paying Agent with the Optional Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Optional Purchase Price therefor; provided, however, that such Optional Purchase Price shall be so paid pursuant to this Section 3.7 and Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Optional Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.7 and Section 3.8, a portion of a Security if the principal amount of such portion is $2,000 or an integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.
Any purchase by the Company contemplated pursuant to the provisions of this Section 3.7 and Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Optional Purchase Notice contemplated by this Section 3.7(c) shall have the right to withdraw such Optional Purchase Notice, in whole or in part, at any time prior to the close of business on the Optional Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.8.
The Paying Agent shall promptly notify the Company of the receipt by it of any Optional Purchase Notice or written withdrawal thereof.
Section 3.8    Effect of Optional Purchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Optional Purchase Notice specified in Section 3.7(c), the Holder of the Security in respect of which such Optional Purchase Notice was given shall (unless such Optional Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Optional Purchase Price with respect to such Security. Such Optional Purchase Price shall be paid to such Holder, subject to the receipt of funds by the Paying Agent, promptly following the later of (x) the Optional Purchase Date with respect to such Security (provided the conditions in Section 3.7(c) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.7(c). Securities in respect of which an Optional Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article IX hereof on or after the date of the delivery of such Optional Purchase Notice unless such Optional Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.
If the Paying Agent holds on the Business Day immediately following the Optional Purchase Date cash sufficient to pay the Optional Purchase Price of the Securities that Holders have elected to require the Company to purchase, then, as of the Optional Purchase Date (x) those Securities will cease to be outstanding and interest (including Contingent Interest, if any) will cease to accrue, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent, as the case may be and (y) all other rights of those Security Holders will terminate, other than the right to receive the Optional Purchase Price upon delivery or transfer of the Securities.
An Optional Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Optional Purchase Notice, at any time prior to 5:00 p.m., New York City time, on the Optional Purchase Date, specifying:
(1)    the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted;
(2)    the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(3)    the principal amount, if any, of such Security which remains subject to the original Optional Purchase Notice, and which has been or will be delivered for purchase by the Company;
provided, however, that if the Securities are not certificated, the notice must comply with the appropriate Depositary procedures.
There shall be no purchase of any Securities pursuant to Section 3.7 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Optional Purchase Notice) and is continuing an Event of Default, as defined herein (other than a default in the payment of the Optional Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which an Optional Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Optional Purchase Price with respect to such Securities) in which case, upon such return, the Optional Purchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 3.9    Deposit of Optional Purchase Price. Prior to 12:00 noon, New York City time, on the Business Day following the Optional Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Optional Purchase Price of all the Securities or portions thereof which are to be purchased as of the Optional Purchase Date.
Section 3.10    Purchase of Securities at Option of the Holder upon Fundamental Change.
(a)    (1) If a Fundamental Change occurs at any time prior to the Stated Maturity (subject to certain exceptions set forth below), each Holder of Securities not previously purchased or redeemed by the Company shall have the right, at such Holder’s option, to require the Company to redeem all of such Holder’s Securities for cash or any portion thereof that is a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof, at a purchase price equal to 100% of the principal amount of the Securities being purchased, plus accrued and unpaid interest (including Contingent Interest, if any) (the “Fundamental Change Purchase Price”), as of the date that is between 20 and 35 days after the date of a notice of Fundamental Change delivered by the Company pursuant to Section 3.10(b) (the “Fundamental Change Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.10(c).
A “Fundamental Change” will be deemed to have occurred at such time after the Securities are originally issued when any of the following events shall occur:
(i)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote in the election of the Board of Directors (or comparable body); or
(ii)    the first day on which a majority of the members of the Board of Directors of the Company does not consist of Continuing Directors; or

(iii)    the adoption of a plan relating to the Company’s liquidation or dissolution; or
(iv)    the Company consolidates or merges with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to another “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than: (A) any transaction: (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Company; and (2) pursuant to which the holders of 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors immediately prior to the transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; or (B) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, solely into shares of common stock of the surviving entity; or
(v)    the termination of trading of the Common Stock, which shall be deemed to have occurred if the Common Stock or other common stock into which the notes are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on The NASDAQ Global Market or any similar United States system of automated dissemination of quotations of securities prices or traded in over-the-counter securities markets, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.
A “Continuing Director” shall mean, as of any date of determination, any member of the Board of Directors who:
(i)    was a member of the Board of Directors of the Company on the date hereof; or
(ii)    was nominated for election, appointed or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the new director’s nomination, appointment or election, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company’s entire Board of Directors in which such individual is named as a nominee for director.
(2)    Notwithstanding the provisions of Section 3.10(a)(1), the Company shall not be required to purchase the Securities of the Holders upon a Fundamental Change pursuant to this Section 3.10 (and a Fundamental Change shall be deemed not to have occurred) if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clause (i) or (iv) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a U.S. national securities exchange , and, as a result of the transaction or transactions, the Securities become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto).For the purposes of this Section 3.10, (x) whether a Person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 and Rule 13d-5 under the Exchange Act (except that any of those Persons shall be deemed to have beneficial ownership of all securities it has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) and (y) the term “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
(b)    No later than ten days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:
(1)    briefly, the events causing a Fundamental Change and the date of such Fundamental Change;
(2)    the date by which the Fundamental Change Purchase Notice, as defined herein, pursuant to this Section 3.10 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;
(3)    the Fundamental Change Purchase Date;
(4)    the Fundamental Change Purchase Price;
(5)    the name and address of the Paying Agent and the Conversion Agent;
(6)    the Conversion Rate on the date of such notice and any adjustments thereto;
(7)    that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article IX hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
(8)    that the Securities must be surrendered to the Paying Agent to collect payment;
(9)    that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security as described in clause (8) above;
(10)    briefly, the procedures the Holder must follow to exercise rights under this Section 3.10;
(11)    briefly, the conversion rights of the Securities;
(12)    the procedures for withdrawing a Fundamental Change Purchase Notice;
(13)    that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date;
(14)    the CUSIP number(s) of the Securities; and

(15)    any other information the Company wants to present.
(c)    A Holder may exercise its rights specified in Section 3.10(a) upon delivery of a written notice of purchase (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time on or prior to 5:00 p.m., New York City time, on the Fundamental Change Purchase Date, specifying:
(1)    the certificate number of the Security, if certificated, which the Holder will deliver to be purchased;
(2)    the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $2,000 or an integral multiple of $1,000 in excess thereof; and
(3)    that such Security shall be purchased pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture;
provided, however, that if the Securities are not certificated, the notice must comply with the appropriate Depositary procedures.
The delivery of such Security to the Paying Agent with the Fundamental Change Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.10 and Section 3.11 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.
The Company shall purchase from the Holder thereof, pursuant to this Section 3.10 and Section 3.11, a portion of a Security if the principal amount of such portion is $2,000 or an integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.
Any purchase by the Company contemplated pursuant to the provisions of this Section 3.10 and Section 3.11 shall be consummated by the delivery of the consideration to be received by the Holder.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.10(c) shall have the right to withdraw such Fundamental Change Purchase Notice, in whole or in part, at any time prior to the close of business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.
Section 3.11    Effect of Fundamental Change Purchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.10(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to the receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 3.10(c) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.10(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article IX hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.
If the Paying Agent holds on the Business Day immediately following the Fundamental Change Purchase Date cash sufficient to pay the Fundamental Change Purchase Price of the Securities that Holders have elected to require the Company to purchase, then, as of the Fundamental Change Purchase Date (x) those Securities will cease to be outstanding and interest (including Contingent Interest, if any) will cease to accrue, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent, as the case may be and (y) all other rights of those Security Holders will terminate, other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Securities.
A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice, at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Purchase Date, specifying:
(1)    the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted;
(2)    the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and
(3)    the principal amount, if any, of such Security which remains subject to the original Fundamental Change Purchase Notice, and which has been or will be delivered for purchase by the Company;
provided, however, that if the Securities are not certificated, the notice must comply with the appropriate Depositary procedures.
There shall be no purchase of any Securities pursuant to Section 3.10 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default, as defined herein (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Securities) in which case, upon such return, the Purchase Notice with respect thereto shall Fundamental Change be deemed to have been withdrawn.
Section 3.12    Deposit of Fundamental Change Purchase Price. Prior to 12:00 noon, New York City time, on the Business Day following the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.
Section 3.13    Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.
Section 3.14    Covenant to Comply With Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 3.7 and Section 3.10 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.7 and Section 3.10 to be exercised in the time and in the manner specified in Section 3.7 and Section 3.10.
Section 3.15    Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 12 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)), held by them for the payment of the Optional Purchase Price or the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.9 or Section 3.12 exceeds the aggregate Optional Purchase Price or the Fundamental Change Purchase Price, as applicable, of the Securities or portions thereof which the Company is obligated to purchase as of the Optional Purchase Date or the Fundamental Change Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Optional Purchase Date or the Fundamental Change Purchase Date, as applicable, the Trustee shall return any such excess to the Company together with interest thereon (subject to the provisions of Section 7.1(f)).
ARTICLE IV.
COVENANTS
Section 4.1    Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 12:00 noon, New York City time, by the Company. Principal amount plus accrued interest, if any, including Contingent Interest, if any, the Redemption Price, the Optional Purchase Price, the Fundamental Change Purchase Price and cash interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.
Section 4.2    SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).
Section 4.3    Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
Section 4.4    Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
Section 4.5    Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.
The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.
Section 4.6    Treatment of Securities. Each Holder, by acceptance of a Security, and beneficial owner, by acceptance of a beneficial ownership interest in a Security, agrees to treat the Securities as indebtedness of the Company for U.S. federal income tax purposes and not to take any action inconsistent with such treatment.
ARTICLE V.
SUCCESSOR CORPORATION
Section 5.1    When Company May Merge or Transfer Assets. The Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease our property and assets substantially as an entirety to another person, unless:

(a)    either (x) the Company is the continuing corporation or (y) the resulting, surviving or transferee person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Securities and this Indenture;
(b)    immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing;
(c)    if as a result of such transaction the Securities become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such successor under the Securities and this Indenture; and
(d)    the Company has delivered to the Trustee certain certificates and opinions of counsel if so requested by the Trustee.
In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations, under the Securities and this Indenture.
ARTICLE VI. DEFAULTS AND REMEDIES
Section 6.1    Events of Default. So long as any Securities are outstanding, each of the following shall be an “Event of Default”:
(1)    the Company defaults for 30 days in the payment when due of interest (including Contingent Interest, if any) on the Securities;
(2)    the Company defaults in payment when due of the principal of, or premium, if any, on the Securities;
(3)    failure by the Company or the Guarantor to comply with the Article III or Article V of this Indenture;
(4)    failure by the Company to deliver cash and, if applicable, Common Stock upon the conversion of any Securities and such failure continues for five days following the scheduled settlement date for such conversion;
(5)    failure by the Company or the Guarantor for 60 days after notice to comply with any of the other agreements in this Indenture;
(6)    the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by us or any of its Significant Subsidiaries) whether such indebtedness or guarantee now exists, or is created after the date of issuance, if that default (x) is caused by a failure to pay principal of such indebtedness at its final stated maturity after giving effect to any grace period provided in such indebtedness on the date of such default (a “payment default”); or (y) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $70.0 million or more;
(7)    failure by the Company or any of its Significant Subsidiaries to pay final, non-appealable judgments aggregating in excess of $70.0 million that are not covered by insurance or as to which an insurer has not acknowledged coverage in writing, which judgments are not paid, discharged or stayed for a period of 60 days;
(8)    the guarantee by the Guarantor shall be held in any final, nonappealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under its guarantee;
(9)    the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Significant Subsidiaries, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
(10)    the commencement by the Company or any of its Significant Subsidiaries, of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its Significant Subsidiaries, to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any of its Significant Subsidiaries, of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any of its Significant Subsidiaries, of an assignment for the benefit of creditors, or the admission by the Company or any of its Significant Subsidiaries, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Significant Subsidiaries, expressly in furtherance of any such action.
The Trustee shall, within 90 days of the occurrence of a Default or Event of Default, give to the Holders of the Securities notice of all uncured Defaults or Events of Default known to it, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of a Default or Event of Default under clause (1) or (2) above.

Section 6.2    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(9) or (10) with respect to the Company) occurs and is continuing (the Event of Default not having been cured or waived as provided in this Article VI), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest, including Contingent Interest, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.1(9) or (10) occurs (with respect to the Company) and is continuing, the principal amount plus accrued and unpaid interest, including Contingent Interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind or annul an acceleration and its consequences if the rescission or annulment would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest, including Contingent Interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 have been paid. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereto.
Section 6.3    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, including Contingent Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
Section 6.4    Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default or Event of Default and its consequences except (i) an Event of Default described in Section 6.1(1) or 6.1(2), (ii) a Default or Event of Default in respect of a provision that under Section 8.2 cannot be amended without the consent of each Securityholder affected, (iii) a Default or Event of Default which constitutes a failure to convert any Security in accordance with the terms of Article IX or (iv) a Default or Event of Default which constitutes a failure to comply with Article III of this Indenture. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
Section 6.5    Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. .

Section 6.6    Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:
(1)    the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
(2)    the Holders of at least 50% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;
(3)    such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(4)    the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and
(5)    the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.
A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.
Section 6.7    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Optional Purchase Price, Fundamental Change Purchase Price or interest, including Contingent Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article IX, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.
Section 6.8    Collection Suit by Trustee. If an Event of Default described in Section 6.1(1), 6.1(2) or 6.1(3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.7.
Section 6.9    Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Optional Purchase Price, Fundamental Change Purchase Price or interest, including Contingent Interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a)    to file and prove a claim for the whole amount of the principal amount, Redemption Price, Optional Purchase Price, Fundamental Change Purchase Price, or interest, including Contingent Interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and
(b)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10    Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
FIRST: to the Trustee for amounts due under Section 7.7;
SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Optional Purchase Price, Fundamental Change Purchase Price or interest, including Additional Amounts, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
THIRD: the balance, if any, to the Company.
The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.
Section 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.
Section 6.12    Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Optional Purchase Price or Fundamental Change Purchase Price in respect of Securities, or any interest, including Contingent Interest, if any, on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VII.
TRUSTEE
Section 7.1    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1)    this Section (c) does not limit the effect of Section (b) of this Section 7.1;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.
(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.1.
(e)    The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.
(f)    Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 7.2    Rights of Trustee. Subject to its duties and responsibilities under the TIA,
(a)    the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;
(c)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(d)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;
(e)    the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(f)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
(g)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(h)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
(i)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
(j)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the

Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;
(k)    in no event shall the Trustee be responsible or liable for special, indirect or consequential loss of damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and
(l)    the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
Section 7.3    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
Section 7.4    Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.
Section 7.5    Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.1(1), 6.1(2) or 6.1(3), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default, which notice specifically references this Indenture and the Securities.
Section 7.6    Reports by Trustee to Holders. Within 60 days after each June 1 beginning with the June 1 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such June 1 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).
A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.
Section 7.7    Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.
To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(9) or 6.1(10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
The Trustee shall comply with the provisions of TIA Section 313(b) (2) to the extent applicable.
Section 7.8    Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.10;
(2)    the Trustee is adjudged bankrupt or insolvent;
(3)    a receiver or public officer takes charge of the Trustee or its property; or
(4)    the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Section 7.9    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation or association, the resulting, surviving or transferee corporation or association without any further act shall be the successor Trustee.
Section 7.10    Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).
Section 7.11    Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
Section 7.12    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions or utilities, communications or computer (software or hardware) services.
ARTICLE VIII.
AMENDMENTS
Section 8.1    Without Consent of Holders. The Company and the Trustee may amend, modify or supplement this Indenture or the Securities without the consent of any Securityholder to:
(a)    provide for conversion rights of Holders of the Securities and the Company’s purchase obligations in connection with a Fundamental Change in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

(b)    secure the Securities;
(c)    provide for the assumption of the Company’s obligations to the Holders of the Securities in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;
(d)    surrender any right or power conferred upon the Company;
(e)    add to the Company’s covenants for the benefit of the Holders of the Securities;
(f)    cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture, provided that such modification or amendment does not adversely affect the interests of the Holders of the Securities in any material respect;
(g)    make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders of the Securities in any material respect;
(h)    provide for a change in the conversion right following a Public Acquirer Change of Control in the event the Company makes the election referred to under Section 9.12 of this Indenture;
(i)    increase the Conversion Rate; provided, that the increase will not adversely affect the interests of the Holders of the Securities;
(j)    make any changes necessary in order to effect the qualification of this Indenture under the TIA;
(k)    add guarantees of obligations under the Securities; and
(l)    provide for a successor Trustee.
Section 8.2    With Consent of Holders. Except as provided below in this Section 8.2 and in Section 8.1, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.
Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment or waiver under this Section 8.2 may not:
(a)    extend the maturity of any Security;
(b)    reduce the rate or extend the time for payment of interest (including Contingent Interest, if any) on any Security;
(c)    reduce the principal amount of any Security;
(d)    reduce any amount payable upon redemption or purchase of any Security;

(e)    impair the right of a Holder to institute suit for payment of any Security;
(f)    change the currency in which any Security is payable;
(g)    change the Company’s obligation to redeem any Securities called for redemption on a Redemption Date in a manner materially adverse to the Holders;
(h)    change the Company’s obligation to purchase any Securities at the option of the Holder in a manner materially adverse to the Holders;
(i)    change the Company’s obligation to purchase any Debentures upon a Fundamental Change in a manner materially adverse to the Holders;
(j)    impair or adversely affect the right of a Holder to convert any Security into cash and, if applicable, shares of Common Stock or reduce the Conversion Rate, except as permitted pursuant to this Indenture;
(k)    change the Company’s obligation to maintain an office or agency in New York City;
(l)    modify certain provisions of this Indenture relating to modification of the Indenture or waiver under the Indenture; or
(m)    reduce the percentage in aggregate principal amount of the Securities required for consent to any modification of the Indenture that does not require the consent of each affected Holder.
It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
After an amendment under this Section 8.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.
Nothing in this Section 8.2 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article V hereof.
Section 8.3    [Reserved].
Section 8.4    Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

Section 8.5    Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.
Section 8.6    Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article VIII if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
Section 8.7    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE IX.
CONVERSIONS
Section 9.1    Conversion Privilege.
(a)    Subject to and upon compliance with the provisions of this Article IX, a Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $2,000 or an integral multiple of $1,000 in excess thereof) of such Security into cash and shares of Common Stock, if any, at the Conversion Rate in effect on the date of conversion, if any of the conditions to conversion set forth in Section 9.1(b) is satisfied.
(b)    Subject to and in compliance with this Article IX, the Securities or any portion thereof may be converted:
(1)    prior to December 15, 2033, on any date during any fiscal quarter beginning after March 31, 2006 (and only during such fiscal quarter) if the Closing Sale Price of the Common Stock was more than 130% of the then current Conversion Price for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of the previous fiscal quarter;
(2)    at any time on or after December 15, 2033;
(3)    with respect to any Securities called for redemption, until the close of business on the Business Day prior to the Redemption Date;
(4)    if the Company distributes to all holders of its Common Stock rights or warrants (other than pursuant to a rights plan) entitling them to purchase, for a period expiring not more than 60 calendar days following the record date for the distribution, shares of Common Stock at a price less than the average Closing Sale Price for the ten trading days preceding the announcement date for such distribution;
(5)    if the Company distributes to all holders of its Common Stock, cash or other assets, debt securities or rights to purchase its securities (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the Closing Sale Price of its Common Stock on the Trading Day preceding the announcement date for such distribution;
(6)    if a transaction described under Section 3.10(i), 3.10(iv) or 3.10(v) occurs, Holders will have the right to convert their Securities at any time beginning on the Business Day following the effective date of such Fundamental Change until 5:00 p.m., New York City time, on the Business Day preceding the relevant Fundamental Change Purchase Date. The Company will notify Holders of the anticipated effective date of any such Fundamental Change at least 10 days prior to such date;
(7)    during the five consecutive Business Day period following any five consecutive Trading Day period in which the average Trading Price for the Securities was less than 98% of the average of the Closing Sale Price of the Company’s Common Stock during such five Trading Day period multiplied by the then current Conversion Rate. This condition is referred to as the “Trading Price Condition.”
In the case of clauses (4) and (5) immediately above, the Company will notify Holders at least 20 days prior to the ex-dividend date for such distribution; once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day preceding the ex-dividend date and any announcement by the Company that such distribution will not take place; in the case of a distribution identified in clauses (4) and (5) immediately above, Holders may not convert their Securities if they will otherwise participate in the distribution without conversion as a result of holding the Securities. The “ex-dividend date” is the first date upon which a sale of the Company’s Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.
Holders will also have the right to convert their Securities if the Company is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of its property and assets that does not constitute a Fundamental Change, in each case pursuant to which the Company’s Common Stock would be converted into cash, securities and/or other property. In such event, Holders will have the right to convert their Securities at any time beginning 15 days prior to the date announced by the Company as the anticipated effective date of the transaction and until and including the date which is 15 days after the date that is the actual effective date of such transaction. If Holders do not convert their Securities during this period, they will generally be entitled to receive, upon subsequent conversion, if any, the kind and amount of cash, securities and other property that they would have received if they had converted their Securities immediately prior to the transaction.
The “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company selects, provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, this one bid will be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer or if, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then, for purposes of the Trading Price Condition only, the trading price of the Securities will be deemed to be less than 98% of the applicable Conversion Rate of the Securities multiplied by the Closing Sale Price of the Company’s Common Stock on such determination date.
The Trustee will determine the Trading Price of the Securities upon the Company’s request. The Company will have no obligation to make that request unless a Holder of Securities requests that it do so. If a Holder provides such request, the Company will instruct the Trustee to determine the Trading Price of the Securities for the applicable period.
Section 9.2    Conversion Procedure; Settlement Upon Conversion; Fractional Shares.
(a)    To convert, Holders must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to interest payable (including Contingent Interest, if any) on the next Interest Payment Date to which they are not entitled, as provided in Section 9.9, and, if required, pay all taxes or duties, if any, as provided in Section 9.8.
(b)    If a Holder holds a Certificated Security, to convert it must:
(1)    complete and manually sign the conversion notice on the back of the Securities or a facsimile of the conversion notice;
(2)    deliver the completed conversion notice and the Securities to be converted to the Conversion Agent;
(3)    if required, furnish appropriate endorsements and transfer documents;
(4)    if required, pay funds equal to interest (including Contingent Interest, if any) payable on the next interest payment date to which it is not entitled, pursuant to Section 9.9; and
(5)    if required, pay all transfer or similar taxes, if any, pursuant to Section 9.8.
(c)    A Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Securities for conversion and compliance with the other requirements of this Section 9.2 as provided above, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.
(d)    In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 9.8 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.
(e)    Upon conversion, the Company will deliver to Holders in respect of each $1,000 principal amount of Securities being converted a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the twenty Trading Days during the Cash Settlement Averaging Period.

The “Cash Settlement Averaging Period” with respect to any Securities means the 20 consecutive Trading Day period beginning on and including the second Trading Day after the Holder delivers its conversion notice to the Conversion Agent, except that with respect to (1) any notice of conversion received after the date of issuance of a notice of redemption as described under Section 3.1, the “Cash Settlement Averaging Period” means the 20 consecutive Trading Days beginning on and including the twenty-third scheduled Trading Day prior to the applicable Redemption Date and (2) any conversion arising solely by reason of the occurrence of a Fundamental Change, the “Cash Settlement Averaging Period” means the 20 consecutive Trading Days beginning on and including the twenty-third scheduled Trading Day prior to the Fundamental Change Purchase Date.
“Daily Settlement Amount” for each $1,000 principal amount of Securities, for each of the twenty Trading Days during the Cash Settlement Averaging Period, shall consist of, (x) cash equal to the lesser of $50 and the Daily Conversion Value, and (y) to the extent the Daily Conversion Value exceeds $50, a number of shares equal to, (A) the difference between the Daily Conversion Value and $50, divided by (B) the Closing Sale Price of the Company’s Common Stock for such day.
“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, one-twentieth (1/20) of the product of (1) the applicable Conversion Rate and (2) the Closing Sale Price of the Company’s Common Stock (or the consideration into which its Common Stock has been converted in connection with certain corporate transactions) on such day.
“Market Disruption Event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day for the Company’s Common Stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
(f)    If a Holder converts its Securities in connection with Section 9.1(b)(6), such Holder will receive:
(1)    cash equal to the lesser of (i) the principal amount of the Securities converted and (ii) the Conversion Value and (2) if the Conversion Value exceeds the principal amount of the Securities converted, an amount of cash, securities and other assets or property equal to such excess based on the consideration determined pursuant to Section 9.4; and
(2)    under certain circumstances, the transaction consideration with respect to additional shares of Common Stock, which will be in an amount determined as set forth under Section 9.3(h) of this Indenture and which will be payable following certain types of Fundamental Change.
(g)    If Holders have submitted any or all of their Securities for purchase pursuant to Section 3.10, unless they have withdrawn such Securities in a timely fashion, their conversion rights on the Securities so subject to purchase will expire at 5:00 p.m., New York City time, on the Business Day preceding the Fundamental Change Purchase Date, unless the Company defaults in the payment of the Fundamental Change Purchase Price. If a Holder has submitted any Securities for purchase, such Securities may be converted only if such Holder submits a withdrawal notice, and if the Securities are evidenced by a Global Security, such Holder complies with appropriate DTC procedures.
(h)    The Company will deliver the Settlement Amount to converting Holders on the fifth Business Day immediately following the last day of the applicable Cash Settlement Averaging Period.

(i)    The Company will not issue fractional shares of its common stock upon conversion of the Securities. Instead, the Company will pay cash in lieu of fractional shares based on the Closing Sale Price of its Common Stock on the final Trading Day in the Cash Settlement Averaging Period.
Section 9.3    Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time as follows:
(a)    In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction:
(1)    the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination; and
(2)    the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.
Such increase shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 9.3(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
(b)    In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased.
Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
(c)    In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 9.3(d)) to all holders of its shares of Common Stock entitling them to subscribe for or purchase, for a period of up to 60 days, shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Closing Sale Price on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), then the Conversion Rate shall be adjusted so that the same shall equal the price determined by dividing the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:
(1)    the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Closing Sale Price of the Common Stock; and
(2)    the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).
Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.
(d)    In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), shares of Capital Stock (other than any dividends or distributions to which Section 9.3(a) applies and distributions of Common Stock to which Section 9.3(a) applies), evidences of its indebtedness or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 9.3(c) and (ii) dividends and distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 9.4 applies (such capital stock, evidence of its indebtedness, and other assets or securities being distributed hereinafter in this Section 9.3(d) called the “distributed assets”), then, in each such case, subject to the second and third succeeding paragraphs and the last paragraph of this Section 9.3(d), the Conversion Rate shall be increased so that the same shall be equal to the price determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:
(1)    the numerator of which shall be the Current Market Price, as defined herein, of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date)(determined as provided in Section 9.3(g)); and
(2)    the denominator of which shall be such Current Market Price.
Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 9.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 9.3(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders. Notwithstanding the foregoing, in the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Conversion Rate shall be increased so that the same shall be equal to the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:
(1)    the numerator of which shall be the Current Market Price on such date; and
(2)    the denominator of which shall be the Current Market Price of the Common Stock, plus the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date) (determined as set forth in the third and fourth succeeding sentences).
Such increase shall become effective immediately prior to the opening of business on the day following the last Trading Day of the Spin-Off Valuation Period (as defined below). In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. In the case of a Spin-Off, the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off (the “Spin-Off Valuation Period”), and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.
Rights or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 9.3(d) (and no adjustment to the Conversion Rate under this Section 9.3(d) will be required) until the occurrence of the earliest Trigger

Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 9.3(d)):
(1)    in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and
(2)    in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.
For purposes of this Section 9.3(d) and Section 9.3(a), 9.3(b) and 9.3(c), any dividend or distribution to which this Section 9.3(d) is applicable that also includes (i) shares of Common Stock, (ii) a subdivision or combination of shares of Common Stock to which Section 9.3(b) applies or (iii) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 9.3(c) applies (or any combination thereof), shall be deemed instead to be:
(1)    a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Section 9.3(a), 9.3(b) and 9.3(c) apply, respectively (and any Conversion Rate reduction required by this Section 9.3(d) with respect to such dividend or distribution shall then be made), immediately followed by
(2)    a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Rate reduction required by Sections 9.3(a), 9.3(b), and 9.3(d) with respect to such dividend or distribution shall then be made), except:
(A) the Record Date of such dividend or distribution shall be substituted as (i) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 9.3(a) and 9.3(b), (ii) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 9.3(b), and (iii) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 9.3(c); and
(B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 9.3(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.
In the event of any distribution referred to in this Section 9.3(d) in which (i) the value of such distribution per share of Common Stock equals or exceeds the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution, or (ii) such average of the Closing Sale Prices of the Common Stock exceeds the Fair Market Value of such distribution applicable to one share of Common Stock (as determined by the Board of Directors) by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security, in addition to cash and shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Security solely into Common Stock immediately prior to the Record Date for determining the stockholders entitled to receive the distribution.
No adjustment to the Conversion Rate or the ability of a Holder of a Security to convert will be made if the Holder may otherwise participate in such distribution without conversion.
(e)    In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up, or merger or consolidation of the Company, whether voluntary or involuntary and other than regular cash dividends to the extent that such dividends do not exceed (i) $0.0218 per share in any quarter or (ii) $0.09 per share in any calendar year (each such number, the “dividend threshold amount”)), then, in such case, the Conversion Rate shall be reduced so that the same shall equal the rate determined by dividing the Conversion Rate in effect on the applicable record date by a fraction,
(1)    the numerator of which shall be the Current Market Price minus the amount distributed per ordinary share of Common Stock; and
(2)    the denominator of which shall be the Current Market Price on such record date minus the dividend threshold amount.
The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted. If an adjustment is required to be made as set forth in this Section 9.3(e) as a result of a distribution that is not a regular quarterly dividend, the dividend threshold amount will be deemed to be zero.
Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for the determination of the stockholders entitled to receive such cash dividend or other distribution consisting exclusively of cash. If any dividend or distribution of the type described in this Section 9.3(e) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
(f)    In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the price determined by dividing the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,
(1)    the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time; and
(2)    the denominator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.
If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
(g)    For purposes of this Article IX, the following terms shall have the meanings indicated:
“Current Market Price” on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:
(1)    the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 9.3(a), 9.3(b), 9.3(c), 9.3(d), 9.3(e) or 9.3(f) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;
(2)    the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 9.3(a), 9.3(b), 9.3(c), 9.3(d), 9.3(e) or 9.3(f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and
(3)    the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 9.3(d), 9.3(e) or 9.3(f)) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.
For purposes of any computation under Section 9.3(f), if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 9.3(a), 9.3(b), 9.3(c), 9.3(d), 9.3(e) or 9.3(f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:
(1)    with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;
(2)    with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and
(3)    with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.
Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 9.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 9.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
“Fair Market Value” shall mean the amount that a willing buyer would pay a willing seller in an arm’s-length transaction (as determined by the Board of Directors, whose determination shall be conclusive).
“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
(h)    Subject to Section 9.4 and Section 9.12, if a Holder elects to convert a Security in connection with a transaction described under clause (i) or (iv) under a Fundamental Change referred to in Section 3.10(a)(1) that occurs on or prior to December 15, 2015, within 30 days of receiving notice of a Fundamental Change, pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, including the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (a “Non-Stock Change of Control”), the Company will increase the number of shares of Common Stock by which the Conversion Rate is increased (the “Additional Common Stock”) as set forth below. The number of shares of Additional Common Stock will be determined by reference to the table below, based on the date on which the Non-Stock Change of Control becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share for the Common Stock in the Non-Stock Change of Control. If Holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such Non-Stock Change of Control.
The Stock Prices and number of shares of Additional Common Stock set forth in the table below will be adjusted as of any date on which the Conversion Rate is adjusted. On such date, the Stock Prices shall be adjusted by multiplying:
(1)    the Stock Prices applicable immediately prior to such adjustment, by
(2)    a fraction, of which
(A) the numerator shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and
(B) the denominator shall be the Conversion Rate as so adjusted.
The number of shares of Additional Common Stock shall be correspondingly adjusted in the same manner as the adjustments described in Section 9.3.
The following table sets forth the Stock Price and number of shares of Additional Common Stock issuable per $1,000 aggregate principal amount of Securities:

Stock Price	59.72	65.00	75.00	85.00	95.00	105.00	115.00	125.00	135.00	145.00	155.00
December 15, 2005	4.2025	3.6526	2.8800	2.3380	1.9415	1.6410	1.4067	1.2195	1.0670	0.9404	0.8341
December 15, 2006	4.1274	3.5665	2.7854	2.2439	1.8521	1.5582	1.3311	1.1590	1.0050	0.8847	0.7838
December 15, 2007	4.0521	3.4764	2.6826	2.1400	1.7527	1.4658	1.2465	1.0742	0.9358	0.8224	0.7278
December 15, 2008	3.9742	3.3789	2.5674	2.0219	1.6390	1.3598	1.1494	0.9863	0.8566	0.7511	0.6639
December 15, 2009	3.8976	3.2760	2.4396	1.8885	1.5097	1.2391	1.0390	0.8865	0.7669	0.6708	0.5916
December 15, 2010	3.8252	3,1679	2.2964	1.7358	1.3606	1.0998	0.9120	0.7721	0.6647	0.5795	0.5103
December 15, 2011	3.7559	3.0500	2.1296	1.5549	1.1836	0.9351	0.7626	0.6385	0.5457	0.4739	0.4168
December 15, 2012	3.6989	2.9236	1.9315	1.3355	0.9692	0.7375	0.5856	0.4819	0.4079	0.3528	0.3100
December 15, 2013	3.6694	2.7886	1.6846	1.0562	0.6998	0.4953	0.3747	0.3001	0.2512	0.2169	0.1913
December 15, 2014	3.7307	2.6647	1.3475	0.6621	0.3358	0.1900	0.1262	0.0970	0.0816	0.0718	0.0646
December 15, 2015	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is:
(A) between two Stock Prices on the table or the Effective Date is between two dates on the table, the number of shares of Additional Common Stock will be determined by straight-line interpolation between the number of shares of Additional Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 360‑day year;
(B) in excess of $155.00 per share (subject to adjustment), no shares of Additional Common Stock will be issued upon conversion; or
(C) less than $59.72 per share (subject to adjustment), no shares of Additional Common Stock will be issued upon conversion.
Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 16.7448 per $1,000 of aggregate principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate in Section 9.3 above.
The Company shall provide notice to all Holders and to the Trustee at least 20 days prior to the anticipated Effective Date of a Non-Stock Change of Control. The Company must also provide notice to all Holders and to the Trustee upon the effectiveness of such Non-Stock Change of Control.

A conversion of the Securities by a Holder will be deemed for these purposes to be “in connection with” a Non-Stock Change of Control if the conversion notice is received by the Conversion Agent following the Effective Date of the Non-Stock Change of Control but before 5:00 p.m., New York City time, on the Business Day immediately preceding the related purchase date.
(i)    To the extent that any future rights plan adopted by the Company is in effect upon conversion of the Securities into a combination of cash and Common Stock, Holders will receive, in addition to any such Common Stock, the rights under the applicable rights agreement unless the rights have separated from the Common Stock at the time of conversion of the Securities, in which case the Conversion Rate will be adjusted as if the Company had distributed to all holders of Common Stock shares of the Company’s capital stock, evidences of indebtedness or assets as described in Section 9.3(d) of this Indenture, subject to readjustment in the event of the expiration, termination or redemption of such rights.
(j)    The Company shall be entitled to make such additional reductions in the Conversion Rate, in addition to those required by Section 9.3(a), (b), (c), (d), (e) or (f), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.
(k)    To the extent permitted by applicable law and Section 8.1(e), the Company may, from time to time, reduce the Conversion Rate by any amount for any period of time, if such period is at least 20 days and the reduction is irrevocable during the period.
Whenever the Conversion Rate is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the reduced Conversion Rate takes effect, a notice of the reduction stating the reduced Conversion Rate and the period during which it will be in effect.
(l)    In any case in which this Section 9.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 9.5) issuing to the Holder of any Securities converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(m)    All calculations under this Section 9.3 shall be made to the nearest cent or one‑ten‑thousandth of a share, with one-half cent and 0.00005 of a share, respectively, being rounded upward.
(n)    In the event that at any time, as a result of an adjustment made pursuant to this Section 9.3, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Securities originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 9.3, and the provision of Sections 9.1, 9.2 and 9.4 through 9.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.
(o)    No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate; provided that the adjustment to the conversion rate described below in Section 9.3(r) shall be deemed to have occurred immediately after the Closing Date and shall be taken into account for purposes of the first adjustment to the Conversion Rate pursuant to this Section 9.3(o). Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, which shall be made, regardless of whether the aggregate amount of such cumulative adjustments exceeds 1%, (A) five Business Days prior to maturity of the Securities (whether at Stated Maturity or otherwise) or (B) prior to the Redemption Date or Repurchase Date unless such adjustment has already been made prior to the adjustment contemplated by this Section 9.3(o).
(p)    The conversion rate will not be adjusted (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional option amounts in shares of Common Stock under any plan, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries, (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Securities were first issued, (iv) for a change in the par value of the Common Stock, or (v) for accrued and unpaid interest.
(q)    Because certain adjustments to the Conversion Rate may be treated as the distribution of a dividend for United States federal income tax purposes, a non-United States Holder may be subject to United States federal withholding tax. Such tax may be withheld from amounts owed to Holders, including interest on the Securities, shares of Common Stock or sales proceeds subsequently paid or credited to Holders.
(r)    As of the Closing Date, the Conversion Rate shall immediately be deemed to have been increased by an additional amount of 0.1109 shares per $1,000 principal amount of Securities, which increase is in respect of the dividend of $0.20 per share paid by the Company on each of March 27, 2014, June 26, 2014 and September 29, 2014; provided that such increase may be carried forward in accordance with Section 9.03(o).
Section 9.4    Consolidation or Merger of the Company. If any of the following events occurs, namely:
(1)    any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;
(2)    any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(3)    any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;
the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that such Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted solely into Common Stock based on the applicable Conversion Rate immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, except that the provisions set forth in Section 9.2(e) relating to the determination of the Settlement Amount shall continue to apply following any such election, with the Daily Conversion Values calculated based on, and all references to Common Stock deemed to refer to the Public Acquirer Common Stock or the consideration received in such transaction, as the case may be and subject to Section 9.12. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, then from and after the effective date of such transaction, the Securities shall be convertible into the consideration that a majority of the holders of the Common Stock have elected to receive in such transaction. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IX. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article IX.
The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
The above provisions of this Section 9.4 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.
If this Section 9.4 applies to any event or occurrence, Section 9.3 shall not apply. Notwithstanding this Section 9.4, if a Public Acquirer Change of Control occurs and the Company elects to adjust the Conversion Rate and its conversion obligation pursuant to Section 9.12, the provisions of Section 9.12 shall apply to the conversion instead of this Section 9.4.
Any Additional Common Stock which a Holder is entitled to receive upon conversion pursuant to Section 9.1(b), if applicable, shall not be payable in shares of Common Stock, but will represent a right to receive the aggregate amount of cash, securities or other property into which the Additional Common Stock would convert as a result of such recapitalization, consolidation, merger, share transfer, acquisition or share exchange.

Section 9.5    Notice of Adjustment. Whenever an adjustment in the Conversion Rate with respect to the Securities is required:
(1)    the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and
(2)    a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 12.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.
In addition, whenever an adjustment in the Conversion Rate with respect to the Securities is required, the Company will make this information available on the Company’s website or through another public medium as it may use at that time.
Section 9.6    Notice in Certain Events. In case:
(1)    of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or
(2)    of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or
(3)    of any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;
then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 12.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to this Article IX, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this Article IX is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.
Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section 9.6.

Section 9.7    Company To Reserve Stock: Registration; Listing.
(a)    The Company shall, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which are then held in the treasury of the Company. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 9.8, taxes with respect to the issue thereof.
(b)    If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be listed on The New York Stock Exchange, the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Securities, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.
Section 9.8    Taxes on Conversion. The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.
Section 9.9    Conversion After Record Date. Except as provided below, if any Securities are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Securities shall not be entitled to receive any interest that has accrued on such Securities since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with this Article IX, any accrued and unpaid interest on such Securities will be deemed to have been paid in full.
If any Securities are surrendered for conversion subsequent to the record date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder of such Securities at the close of business on such record date shall receive the interest payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any record date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except as set forth in the succeeding paragraph) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion. Except as provided in Section 3.1 or this Section 9.9, no adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.
Holders are not required to make such payment (i) if they convert their Securities in connection with a redemption and the Company has specified a Redemption Date that is after a record rate and on or prior to the corresponding Interest Payment Date, (ii) if they convert their Securities in connection with a Fundamental Change and the Company has specified a Fundamental Change Purchase Date that is after a record date and on or prior to the corresponding Interest Payment Date, or (iii) to the extent of any overdue interest (including overdue Contingent Interest, if any), if overdue interest (or overdue Contingent Interest) exists at the time of conversion with respect to the Holder’s Securities.
Section 9.10    Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article IX shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.
Section 9.11    Responsibility of Trustee for Conversion Provisions. The Trustee has no duty to determine when an adjustment under this Article IX should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article IX. Each Conversion Agent other than the Company shall have the same protection under this Section 9.11 as the Trustee.
The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.
Section 9.12    Conversion After a Public Acquirer Change of Control.
(a)    In the event of a Public Acquirer Change of Control, the Company may, in lieu of issuing the Additional Common Stock pursuant to Section 9.3(h), elect to adjust the Conversion Rate and the related conversion obligation such that from and after the Effective Date of such Public Acquirer Change of Control, Holders of the Security will be entitled to convert their Security, in accordance with Section 9.2 hereof, into a number of shares of Public Acquirer Common Stock by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change of Control by multiplying it by a fraction:
(1)    the numerator of which will be (A) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control, and

(2)    the denominator of which will be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control.
(b)    upon a Public Acquirer Change of Control, in lieu of converting the Securities, the Holder can, subject to certain conditions, require the Company to purchase all or a portion of the Securities owned by the Holder as described in Section 3.10.
(c)    The Company will notify Holders of its election by providing notice as set forth in Section 9.3(h).
ARTICLE X.
GUARANTEE
Section 10.1    Guarantee.
(a)    The Securities shall be guaranteed by Omnicare Purchasing Company, L.P. (the “Guarantor”) in accordance with the provisions of this Article X.
(b)    The Guarantor hereby unconditionally guarantees to each Holder of the Securities or the obligations of the Company hereunder or thereunder, that: (i) the principal of, and interest (including Contingent Interest, if any) on the Securities will be promptly paid in full when due, whether at the Maturity Date, the Redemption Date, the Optional Purchase Date or the Fundamental Change Purchase Date, and interest on the overdue principal of and interest (including Contingent Interest, if any) on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder will be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, the Redemption Date, the Optional Purchase Date or the Fundamental Change Purchase Date. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
Subject to this Article X, the Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.
If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Holders and the Trustee, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.
Section 10.2    Subordination. The guarantee will be equal in right of payment to all existing and future unsecured unsubordinated debt of the Guarantor, including its guarantee of indebtedness under the Credit Agreement, and effectively subordinated to all existing and future secured indebtedness of the Guarantor to the extent of the value of the related collateral. The guarantee will be senior in right of payment to any subordinated indebtedness of the Guarantor.
Section 10.3    Guarantor May Consolidate, etc., on Certain Terms. The Guarantor may not sell or otherwise dispose of substantially all of its assets to, or consolidate with or merge with or into (whether or not the Guarantor is the surviving Person), another person, other than the Company, unless:
(a)    immediately after giving effect to that transaction, no Default or Event of Default exists; and
(b)    subject to the provisions of Section 10.4 hereof, the Person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all the obligations of the Guarantor under this Indenture and its guarantee pursuant to a supplemental indenture satisfactory to the Trustee.
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. The guarantee so issued shall in all respects have the same legal rank and benefit under the Indenture as the guarantee theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such guarantee had been issued at the date of the execution hereof.
Except as set forth in Articles IV and V hereof, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Securities shall prevent any consolidation or merger of the Guarantor with or into the Company, or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety to the Company.
Section 10.4    Releases. The guarantee of the Guarantor may be released at the Company’s option, and any person acquiring assets (including by way of merger or consolidation) or capital stock of the Guarantor shall not be required to assume the obligations of the Guarantor:
(a)    in connection with any sale or other disposition of all or substantially all of the assets of the Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary;

(b)    in connection with any sale of all of the Capital Stock of the Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary; and
(c)    if the Guarantor’s guarantee of any obligations under the Credit Agreement, or if the Credit Agreement is no longer outstanding, any other indebtedness of the Company, is fully and unconditionally released, except that the Guarantor shall subsequently be required to become a guarantor of the Securities by executing a supplemental indenture and providing the Trustee with an Officers’ Certificate and Opinion of Counsel at such time as it guarantees any obligations under the Credit Agreement, or if the Credit Agreement is no longer outstanding, any other indebtedness of the Company.
ARTICLE XI.
SATISFACTION AND DISCHARGE OF INDENTURE
Section 11.1    Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
(1)    either
(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.3) have been delivered to the Trustee for cancellation; or
(B) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be irrevocably deposited cash with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Amounts, if any) to the date of such deposit (in the case of Securities which have become due and payable);
(2)    the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
(3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.3 through 2.7, Article III, Article IX, the last sentence of Section 4.2 and this Article XI, shall survive until the Securities have been paid in full.
Section 11.2    Application of Trust Money. Subject to the provisions of Article XI, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 11.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.
Section 11.3    Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 11.1 and (ii) held by them at any time.
The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
Section 11.4    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 11.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.
ARTICLE XII.
MISCELLANEOUS
Section 12.1    Trust Indenture Act Controls. Except with respect to specific provisions of the TIA expressly referenced in the provisions of the Indenture, the TIA shall not be applicable to, and shall not govern, this Indenture or the Securities.
Section 12.2    Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:
if to the Company:
Omnicare, Inc.
900 Omnicare Center
201 E. Fourth Street
Cincinnati, OH 45202
Attention: General Counsel
Facsimile No: (513) 657-5042

With a copy (which shall not constitute notice) to:

White & Case, LLP
1155 Avenue of the Americas
New York, New York 10036
Attention: Michelle B. Rutta
Facsimile No.: (212) 354-8113
if to the Trustee:
U.S. Bank National Association
1349 Peachtree Street, NW
Suite 1050
Atlanta, Georgia 30309
Attention: Account Manager – Omnicare
The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.
Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee; provided that all notices to the Trustee shall be deemed effective upon actual receipt thereof.
If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.
Section 12.3    Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).
Section 12.4    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(1)    an Officers’ Certificate stating that, in the opinion of the signatories, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 12.5    Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)    a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
(3)    a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement that, in the opinion of such Person, such covenant or condition has been complied with.
Section 12.6    Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.7    Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.
Section 12.8    Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.
Section 12.9    Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
Section 12.10    No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
Section 12.11    Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
Section 12.12    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
Section 12.13    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.
OMNICARE, INC.
By:
Name:
Title:

OMNICARE PURCHASING COMPANY, L.P.
As Guarantor
By:
Name:
Title:
U.S. BANK NATIONAL ASSOCATION
As Trustee
By:
Name:
Title:

EXHIBIT A
[FORM OF FACE OF GLOBAL SECURITY]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Omnicare, Inc.
3.25% Convertible Senior Exchange Debentures due 2035

No.:	CUSIP: 681904 AR9
Issue Date:	Principal Amount: $
Issue Price: $1,000 (for each $1,000 Principal Amount)
Omnicare, Inc., a Delaware corporation, promises to pay to __________ or registered assigns, the principal amount of $__________ on December 15, 2035 or such greater or lesser amount as is indicated on the Schedule of Increases and Decreases of Global Security attached to this Security.
Interest Payment Dates: June 15 and December 15, commencing December 15, 2014.
Record Dates: June 1 and December 1.
Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:
OMNICARE, INC.
By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.
By:
Authorized Signatory
Dated:

[FORM OF REVERSE OF GLOBAL SECURITY]
3.25% Convertible Senior Exchange Debentures due 2035
This Security is one of a duly authorized issue of the 3.25% Convertible Senior Exchange Debentures due 2035 (the “Securities”) of Omnicare, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of November 5, 2014 (the “Indenture”), between the Company, Omnicare Purchasing Company, L.P., as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest.
The Company promises to pay interest on the principal amount of the Securities at the interest rate of 3.25% (the “Interest Rate”) from June 15, 2014 until repayment in full at December 15, 2035, or until an earlier conversion, redemption or repurchase. The Company will pay interest on this Security semi-annually in arrears on June 15 and December 15 of each year (each, an “interest payment date”), commencing December 15, 2014.
The Securities shall bear interest from June 15, 2014 until the principal amount thereof is paid or made available for payment, or until such date on which the Securities are converted, redeemed or purchased as provided herein at a rate of 3.25% per annum, subject to an upward adjustment on and after January 15, 2021, in certain circumstances as provided in Section 2.16 of the Indenture.
Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.
If this Security is redeemed or repurchased by the Company on a date that is after the record date and on or prior to the corresponding interest payment date, interest and Contingent Interest, if any, accrued and unpaid hereon to but not including the applicable Redemption Date, Optional Purchase Date or Fundamental Change Purchase Date, as the case may be, will be paid to the same Holder to whom the Company pays the principal of this Security.
If any Securities are surrendered for conversion subsequent to the record date preceding an interest payment date but on or prior to such interest payment date, the Holder of such Securities at the close of business on such record date shall receive the interest payable on such Securities on such interest payment date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any record date preceding any interest payment date to the opening of business on such interest payment date shall (except as set forth in the succeeding paragraph) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the interest payable on such interest payment date on the Securities being surrendered for conversion.
Holders are not required to make such payment (i) if they convert their Securities in connection with a redemption and the Company has specified a Redemption Date that is after a record date and on or prior to the corresponding interest payment date, (ii) if they convert their Securities in connection with a Fundamental Change and the Company has specified a Fundamental Change Purchase Date that is after a record date and on or prior to the corresponding interest payment date, or (iii) to the extent of any overdue interest (including overdue Contingent Interest, if any), if overdue interest (or overdue Contingent Interest) exists at the time of conversion with respect to the Holder’s Securities.
If the principal amount hereof or any portion of such principal amount or any interest, including Contingent Interest, if any, on any Security is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 5 hereof or the Optional Purchase Price or the Fundamental Change Purchase Price pursuant to Section 6 hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the Interest Rate, compounded semi-annually, which interest shall accrue from the date on which such overdue amount was originally due until the date on which payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.
Upon certain circumstances set forth in the Indenture, the Company will pay Contingent Interest.

2.	Method of Payment.
Except as provided below, interest will be paid (i) on the Global Securities to The Depository Trust Company (“DTC”) or its nominee in immediately available funds, (ii) on any definitive Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Securities, and (iii) on any definitive Securities having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holders of such Securities.
At Stated Maturity, the Company will pay interest on definitive Securities at the Company’s office or agency in New York City, which initially will be the corporate trust office of U.S. Bank National Association, in New York City.
Principal on Global Securities will be paid to DTC or its nominee in immediately available funds. Principal on definitive Securities will be payable, upon Stated Maturity or when due, at the office or agency of the Company in New York City, maintained for such purpose, initially the corporate trust office of U.S. Bank National Association, in New York City.
Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, Optional Purchase Prices, Fundamental Change Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.	Paying Agent, Conversion Agent and Registrar.
Initially, U.S. Bank National Association will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.	Indenture.
The Securities are senior unsecured obligations of the Company limited to $241,467,000 aggregate principal amount.

5.	Redemption at the Option of the Company.
No sinking fund is provided for the Securities. The Securities are not redeemable by the Company prior to January 15, 2018. On or after January 15, 2018, the Securities will be redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice by mail for a redemption price equal to the principal amount of those Securities plus accrued and unpaid interest, including Contingent Interest, if any, on those Securities (including Securities which are converted into Common Stock under certain circumstances specified in the Indenture) up to the Redemption Date (the “Redemption Price”).

6.	Purchase By the Company at the Option of the Holder.
At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall offer to purchase the Securities held by such Holder at least 20 Business Days prior to the Optional Purchase Date for an Optional Purchase Price equal to the principal amount plus accrued and unpaid interest of such Security on the Optional Purchase Date. The Optional Purchase Date is January 15, 2021. The Optional Purchase Price shall be paid in cash.
Holders have the right to withdraw any Optional Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
If cash sufficient to pay the Optional Purchase Price of all Securities, or portions thereof to be purchased as of the Optional Purchase Date, is deposited with the Paying Agent on the Business Day following the Optional Purchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Optional Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Optional Purchase Price upon surrender of such Security.
At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder within ten days after the occurrence of a Fundamental Change for a Fundamental Change Purchase Price equal to the principal amount plus accrued and unpaid interest, including Contingent Interest, if any, of such Security on the Fundamental Change Purchase Date. The Fundamental Change Purchase Date shall be between 20 and 35 days of the Company’s delivery of the notice described in the preceding sentence. The Fundamental Change Purchase Price shall be paid in cash.

Holders have the right to withdraw any Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
If cash sufficient to pay the Fundamental Change Purchase Price of all Securities, or portions thereof to be purchased as of the Fundamental Change Purchase Date, is deposited with the Paying Agent on the Business Day following the Fundamental Change Purchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Purchase Price upon surrender of such Security.

7.	Notice of Redemption.
Notice of redemption pursuant to Section 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $2,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.	Conversion.
Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder’s option, to convert the Holder’s Security (or any portion of the principal amount thereof that is $2,000 or an integral multiple of $1,000 in excess thereof), into cash and fully paid and nonassessable shares of Common Stock, if any, at the Conversion Rate in effect at the time of conversion, as follows:
(i) prior to December 15, 2033, on any date during any fiscal quarter beginning after March 31, 2006 (and only during such fiscal quarter) if the Closing Sale Price of the Common Stock is more than 130% of the then current Conversion Price for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of the previous fiscal quarter;
(ii) at any time on or after December 15, 2033;
(iii) with respect to any Securities called for redemption, until the close of business on the Business Day prior to the Redemption Date;
(iv) in the event of certain corporate transactions as provided in the Indenture;
(v) during a specified period if certain types of Fundamental Changes occur, as provided in the Indenture; or
(vi) during the five consecutive Business-Day period following any five consecutive Trading-Day period in which the average Trading Price for the Securities was less than 98% of the average of the Closing Sale Price of the Common Stock during such five Trading-Day period multiplied by the then current Conversion Rate.

A Security in respect of which a Holder has delivered an Optional Purchase Notice or a Fundamental Change Purchase Notice, exercising the option of such Holder to require the Company to purchase such Security, may be converted only if such Optional Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.
The initial Conversion Rate is 12.8395 shares per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. No fractional shares of Common Stock shall be issued upon conversion of any Security. A Holder that surrenders Securities for conversion will receive cash or a check in lieu of any fractional share of Common Stock.
To surrender a Security for conversion, a Holder must (i) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents and (iv) pay any transfer or similar tax, if required by the Indenture.
If the Company (i) is a party to a consolidation, merger or binding share exchange, (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9.	Denominations; Transfer; Exchange.
The Securities are in fully registered form, without coupons, in minimum denominations of $2,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which an Optional Purchase Notice or a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

10.	Persons Deemed Owners.
The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.	Unclaimed Money or Securities.
The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12.	Amendment; Waiver.
Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. The Indenture and the Securities may also be amended by the Company and the Trustee, without the consent of any Holder, in certain circumstances set forth in the Indenture; provided, that certain provisions of the Indenture and the Securities may not be amended without the consent of each affected Holder.

13.	Defaults and Remedies.
If any Event of Default with respect to Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

14.	Trustee Dealings with the Company.
Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others.
A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.	Authentication.
This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

17.	Abbreviations.
Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	GOVERNING LAW.
THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security. Requests may be made to:
Omnicare, Inc.
900 Omnicare Center
201 E. Fourth Street
Cincinnati, OH 45202
Attention: Secretary
Facsimile No.: (513) 657-5042

ASSIGNMENT FORM	CONVERSION NOTICE
To assign this Security, fill in the form below:	To convert this Security into Common Stock of the Company, check the box ¨
I or we assign and transfer this Security to (Insert assignee’s Soc. Sec. Or tax ID no.)	To convert only part of this Security, state the principal amount to be converted (which must be $2,000 or an integral multiple of $1,000 in excess thereof):
(Print or type assignee’s name, address and zip code)	$
and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.	If you want the stock certificate made out in another person’s name fill in the form below:
Date: Your Signature:	(Insert the other person’s soc. Sec. Tax ID no.)

(Sign exactly as your name appears on the other side of this Security)	(Print or type other person’s name, address and zip code)
Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program
By:
Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY
Initial Principal Amount of Global Security: ($__________).

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

EXHIBIT B
[FORM OF FACE OF CERTIFICATED SECURITY]
Omnicare, Inc.
3.25% Convertible Senior Exchange Debentures due 2035

No.:	CUSIP: 681904 AR9
Issue Date:	Principal Amount: $
Issue Price: $1,000 (for each $1,000 Principal Amount)
Omnicare, Inc., a Delaware corporation, promises to pay to __________ or registered assigns, the principal amount $__________ on December 15, 2035.
Interest Payment Dates: June 15 and December 15 commencing December 15, 2014.
Record Dates: June 1 and December 1.
Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:
OMNICARE, INC.
By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.
By:
Authorized Signatory
Dated:

[FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A EXCEPT NO SCHEDULE OF INCREASES AND DECREASES]